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                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Prospectus Supplement of Washington Mutual Mortgage Securities Corp., relating to Mortgage Pass-Through Certificates, Series 2001-4, of our report dated February 2, 2001, on our audits of the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000. We also consent to the reference to our Firm under the caption "Experts".

                                        /s/ PriceWaterhouseCoopers LLP
                                        -------------------------------
                                        PriceWaterhouseCoopers LLP

May 24, 2001